Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of July 13, 2022 (this “Supplemental Indenture”), to the Indenture referred to below among NGL Energy Operating LLC, a Delaware limited liability company (the “Operating LLC”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Operating LLC, the “Issuers”), the other Guarantors (as defined in the Indenture), U.S. Bank National Association, as predecessor trustee and collateral agent under the Indenture (“U.S. Bank NA”), and U.S. Bank Trust Company, National Association, the successor trustee and collateral agent under the Indenture (“U.S. Bank Trust Co.”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to U.S. Bank NA as trustee and collateral agent under the indenture (the “Indenture”), dated as of February 4, 2021, providing for the issuance of the Issuers’ 7.500% Senior Secured Notes due 2026; and

WHEREAS, pursuant to Assignment and Assumption Agreement dated January 28, 2022 (the “Assignment Agreement”), U.S. Bank NA transferred substantially all of its corporate trust business, including all its rights and obligations as Trustee and Collateral Agent under the Indenture and the other Security Documents (as defined in the Indenture) and the liens granted to it under the Security Documents, to its affiliate U.S. Bank Trust Co. (the “Transaction”), and, as a result of such transaction, U.S. Bank Trust Co. has succeeded to U.S. Bank NA as trustee under the Indenture pursuant to Section 7.09 of the Indenture; and

WHEREAS, Section 9.01(10) of the Indenture provides, in part, that the Issuers, the Guarantors, and the Trustee may amend or supplement the Indenture without the consent of any Holder of Notes to evidence or provide for the acceptance of appointment under this Indenture of a successor Collateral Agent; and

WHEREAS, Section 9.01(14) of the Indenture provides that the Issuers, the Guarantors, and the Trustee may amend or supplement the Indenture without the consent of any Holder of Notes to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture, the ABL Intercreditor Agreement, and the relevant Security Documents; and

WHEREAS, the parties hereto desire to evidence and provide for the acceptance of appointment pursuant to the Transaction of U.S. Bank Trust Co. as successor Collateral Agent under the Indenture and the Security Documents; and

WHEREAS, pursuant to Section 9.01(10) of the Indenture, the U.S. Bank Trust Co, as successor Trustee under the Indenture, is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereto mutually covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1.The appointment of U.S. Bank Trust Co. as successor collateral agent under the Indenture and other the other Security Documents pursuant to the Transaction is hereby accepted and the term “Collateral Agent” shall for all purposes of the Indenture and the other Security Documents be and be deemed to mean U.S. Bank Trust Company, National Association.

2.From and after the date hereof, U.S. Bank Trust Co. shall be deemed a party to the Indenture and all Security Documents to which U.S. Bank NA is presently a party in its capacity as Collateral Agent and succeeds to all rights and obligations of U.S. Bank NA in its capacity as Collateral Agent thereunder, all without further amendment thereto. The parties hereto hereby waive any notice requirement or other condition, if any, to the effectiveness of the appointment of U.S. Bank Trust Co. as successor collateral agent under the Indenture, the Security Documents, or otherwise.

3.U.S. Bank NA hereby affirms that, pursuant to the Transaction, it has assigned, transferred, and conveyed to U.S. Bank Trust Co. all of its right, title and interest as secured party, mortgagee, beneficiary, or otherwise, arising under all security agreements, pledge agreements, mortgages, deeds of trust and similar instruments executed in its favor in its capacity as Collateral Agent under the Indenture and Security Documents. U.S. Bank NA will execute and deliver assignments of the Security Documents to U.S. Bank Trust Co, including mortgage assignments, if any, as reasonably requested by U.S. Bank Trust Co. U.S. Bank NA hereby irrevocably authorizes U.S. Bank Trust Co. to file in any UCC jurisdiction UCC- 3 assignments of any UCC financing statements filed in connection with the Indenture and the Security Documents.

4.THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 13, 2022

ISSUERS:

NGL ENERGY OPERATING LLC

By:    /s/ Linda Bridges
Name:    Linda Bridges
Title:    Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:    /s/ Linda Bridges
Name:    Linda Bridges
Title:    Chief Financial Officer
[Signature Page to Supplemental Indenture]

GUARANTORS:

ANTICLINE DISPOSAL, LLC
AWR DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
CHOYA OPERATING, LLC
DISPOSALS OPERATING, LLC
GGCOF HEP BLOCKER II, LLC
GGCOF HEP BLOCKER, LLC
GRAND MESA PIPELINE, LLC
GSR NORTHEAST TERMINALS LLC
HILLSTONE ENVIRONMENTAL PARTNERS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL DELAWARE BASIN HOLDINGS, LLC
NGL ENERGY GP LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL MARINE, LLC
NGL RECYCLING SERVICES, LLC
NGL SHARED SERVICES, LLC
NGL SHARED SERVICES HOLDINGS, INC.
NGL SOUTH RANCH, INC.
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER PIPELINES, LLC
NGL WATER SOLUTIONS - ORLA SWD, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PRODUCT SERVICES, LLC

By:    /s/ Linda Bridges
Name:    Linda Bridges
Title:    Chief Financial Officer
[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as assigning Collateral Agent

By:    /s/ Michael K. Herberger
Name:    Michael K. Herberger
Title:    Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION., as Trustee and successor Collateral Agent

By:    /s/ Michael K. Herberger
Name:    Michael K. Herberger
Title:    Vice President

[Signature Page to Supplemental Indenture]